                                                                    Exhibit 11.1

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
                                                                                  Weighted Average Shares
                                                                               Period ended December 31, 1998
                                                                               --------------------------------
                                                                                Three Months     Twelve Months
                                                                               ---------------  ---------------
Shares outstanding at beginning of period                            2,604,000        2,604,000        2,604,000
January 1, 1998     Subscription agreement shares issued               188,976          188,976          188,976
January 1, 1998     Sale of shares to board member                      29,760           29,760           29,760
May 1, 1998         Public offering of 6,600,000                     6,600,000        6,600,000        4,412,055
May 6, 1998         Issuance of shares as offering overallotments      990,000          990,000          648,247
May 6, 1998         Issuance of shares for acquisition of founders   2,375,741        2,375,741        1,555,622
June 12, 1998       Issuance of shares for acquisition                 190,821          190,821          105,605
June 22, 1998       Issuance of shares for acquisition                  84,512           84,512           44,456
June 29, 1998       Issuance of shares for acquisition                  21,312           21,312           10,802
June 30, 1998       Issuance of shares for acquisition                  22,023           22,023           11,102
July 2, 1998        Issuance of shares for acquisition                  19,805           19,805            9,875
July 2, 1998        Issuance of shares for acquisition                 124,102          124,102           61,881
July 2, 1998        Issuance of shares for acquisition                  29,778           29,778           14,848
July 2, 1998        Issuance of shares for acquisition                 112,500          112,500           56,096
July 14, 1998       Issuance of shares for acquisition                  36,657           36,657           17,073
July 20, 1998       Issuance of shares for acquisition                  99,602           99,602           44,753
July 21, 1998       Issuance of shares for acquisition                  15,443           15,443            6,896
July 22, 1998       Issuance of shares for acquisition                 100,624          100,624           44,661
July 31, 1998       Issuance of shares for acquisition                   5,834            5,834            2,445
August 3, 1998      Issuance of shares for acquisition                  29,148           29,148           11,979
August 6, 1998      Issuance of shares for acquisition                  73,193           73,193           29,478
August 7, 1998      Issuance of shares for acquisition                 377,624          377,624          151,050
August 12, 1998     Release of escrow shares                            21,202           21,202            8,190
August 14, 1998     Issuance of shares for acquisition                  21,132           21,132            8,048
August 21, 1998     Issuance of shares for acquisition                 173,498          173,498           62,744
August 26, 1998     Issuance of shares for acquisition                   9,424            9,424            3,279
September 8, 1998   Issuance of shares for acquisition                  34,195           34,195           10,680
October 14, 1998    Issuance of shares for acquisition                  33,077           28,044            7,069
November 30, 1998   Issuance of shares for acquisition                  17,545            5,912            1,490
November 30, 1998   Issuance of shares for acquisition                 111,528           37,580            9,472
December 9, 1998    Issuance of shares for acquisition                 807,692          193,144           48,683
December 21, 1998   Issuance of shares for acquisition                  15,184            1,650              416
December 29, 1998   Release of escrow shares                            14,644              318               80
                                                                                ---------------  ---------------
Weighted average shares outstanding for basic earnings per share                     14,657,554       10,221,810
Options outstanding at December 31, 1998: 1,077,900 shares; total
 exercise proceeds: $13,169,372; average price of option $12.22                         143,771          108,851
Warrants outstanding at December 31, 1998: 117,789 shares; exercise price: $12.91 per share; average market value of Company stock
 $17.17/$17.19; shares deemed issued                                                     10,914           14,718
Earnout shares held at December 31, 1998; stock price $18.375                            19,519            4,880
Shares held in escrow related to acquisitions                                           110,633           39,645
                                                                                ---------------  ---------------
Total shares outstanding for fully diluted earnings per share                        14,942,391       10,389,904
                                                                                ===============  ===============
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